Exhibit 99.1

United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended November 30, 2014

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$115,788
Unrealized Gain (Loss) on Market Value of Futures	(15,710)
Dividend Income	247
Interest Income	251
Total Income (Loss)	$100,576

Expenses
General Partner Management Fees	$11,621
Professional Fees	2,130
Brokerage Commissions	675
Prepaid Insurance Expense	262
NYMEX License Fee	232
Non-interested Directors' Fees and Expenses	189
Total Expenses	15,109
Expense Waiver	(1,104)
Net Expenses	$14,005
Net Income (Loss)	$86,571

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 11/1/14	$17,833,275
Additions (50,000 Shares)	894,730
Net Income (Loss)	86,571

Net Asset Value End of Month	$18,814,576
Net Asset Value Per Share (1,100,000 Shares)	$17.10

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2014 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612